                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            FIRST FEDERAL BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                     [FIRST FEDERAL BANCSHARES LETTERHEAD]






                                                                  March 30, 2001


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. The meeting will be held at the Comfort Inn located at 1210 Highway 62-65 North, Harrison, Arkansas 72601, on Thursday, April 26, 2001 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

        Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

                                 Sincerely,

                                 /s/ Larry J. Brandt

                                 Larry J. Brandt
                                 President

                   FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.
                               200 WEST STEPHENSON
                            HARRISON, ARKANSAS 72601
                                 (870) 741-7641

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2001

                                ---------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Federal Bancshares of Arkansas, Inc. (the "Company") will be held at the Comfort Inn located at 1210 Highway 62-65 North, Harrison, Arkansas 72601, on Thursday, April 26, 2001 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect one director for a term of three years and until his successor is elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed March 19, 2001 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Carolyn M. Thomason

                                    Carolyn M. Thomason
                                    Secretary


Harrison, Arkansas
March 30, 2001


--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                   FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 2001

         This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of First Federal Bancshares of Arkansas, Inc. (the "Company"), the holding company of First Federal Bank of Arkansas, FA (the "Bank"). The Company acquired all of the Bank's common stock issued in connection with the conversion of the Bank from mutual to stock form in May 1996. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Comfort Inn located at 1210 Highway 62-65 North, Harrison, Arkansas 72601, on April 26, 2001 at 10:00 a.m., Central Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 30, 2001.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Carolyn M. Thomason, Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on March 19, 2001 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 3,385,707 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS
                             AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company presently provide that the Board of Directors shall consist of five members, and the Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified, with one class of directors to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         Other than Frank L. Coffman, Jr., who is the father-in-law of Larry J. Brandt and the uncle of Kenneth C. Savells, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and each of the nominees currently serve as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected. Ages are reflected as of December 31, 2000.

            NOMINEE FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004


                                                    Positions Held with                                Director
               Name                      Age          the Company                                        Since
--------------------------------     -----------    -----------------------------------------      ----------------
Larry J. Brandt                            52       President, Chief Operating Officer and               1979
                                                    Director


        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEE FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRES IN 2002


                                                    Positions Held with                                Director
               Name                        Age        the Company                                        Since
--------------------------------     -----------    -----------------------------------------    -------------------
James D. Heuer                             83       Director                                             1957
Kenneth C. Savells                         48       Director                                             2000

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003


                                                    Positions Held with                                Director
               Name                        Age        the Company                                        Since
--------------------------------     -----------    -----------------------------------------    -------------------
Frank L. Coffman, Jr.                      78       Chairman of the Board and Chief                      1961
                                                    Executive Officer
John P. Hammerschmidt                      78       Director                                             1966


         Set forth below is information with respect to the principal occupations of the above listed individuals during at least the last five years.

         FRANK L. COFFMAN, JR. Mr. Coffman is Chairman of the Board and Chief Executive Officer of the Company and the Bank. He became Chairman of the Board of the Bank in 1979 and its Chief Executive Officer in 1968. Mr. Coffman initially was employed by the Bank in 1961.

         LARRY J. BRANDT. Mr. Brandt is President and Chief Operating Officer and a director of the Company and the Bank. He became President and Managing Officer of the Bank in 1987 and its Chief Operating Officer in 1984. Mr. Brandt initially was employed by the Bank in 1973.

         JOHN P. HAMMERSCHMIDT. Mr. Hammerschmidt is a director of the Company and the Bank. He is a former United States Congressman from Arkansas (1966-1993).

         JAMES D. HEUER. Mr. Heuer is a director of the Company and the Bank. He is engaged in the raising of cattle in Harrison, Arkansas.

         KENNETH C. SAVELLS. Mr. Savells is currently employed, since August 1999, as a registered representative with AXA Advisors, LLC, a registered brokerage firm located in Oklahoma City, Oklahoma. Mr. Savells resides in Harrison, Arkansas. Mr. Savells previously held the position of Vice President of Management Information Services for Millbrook Distribution Services, a consumer products distribution company located in Harrison, Arkansas, where he was employed from 1981 to 1999.

STOCKHOLDER NOMINATIONS

         Article VII.D of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.

COMMITTEES AND MEETINGS OF THE BOARD OF THE COMPANY AND THE BANK

         The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. During the year ended December 31, 2000, the Board of Directors of the Company met 14 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period.

         The Audit Committee currently consists of Messrs. Hammerschmidt, Heuer and Savells. The Audit Committee reviews the records and affairs of the Company, meets with the Bank's internal auditor or the accounting firm performing such function quarterly, engages the Company's external auditors and reviews their reports. The members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market. The Board meets with the Company's external auditors annually. The Board of Directors has adopted an Audit Committee Charter in the form attached hereto as Appendix A.

         The Compensation Committee currently consists of Messrs. Hammerschmidt, Heuer and Savells. The Compensation Committee, which reviews and recommends compensation and benefits for the Company's employees, met twice in 2000.

         The Board of Directors of the Bank met 14 times during 2000. The Bank has established an Audit Committee and a Compensation Committee which currently consist of Messrs. Hammerschmidt, Heuer and Savells.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information with respect to the principal occupations during at least the last five years for the executive officers of the Company and the Bank who do not serve as a director.

         CAROLYN M. THOMASON. Mrs. Thomason is the Executive Vice President and Secretary. She became Executive Vice President for the Bank in 1989 and its Secretary in 1969. Mrs. Thomason initially was employed by the Bank in 1963.

         TOMMY W. RICHARDSON. Mr. Richardson is the Executive Vice President and Chief Financial Officer. He became Executive Vice President for the Bank in 2001 and Chief Financial Officer for the Bank in 1993. Mr. Richardson initially was employed by the Bank in 1984.

         SHERRI R. BILLINGS. Mrs. Billings is a Senior Vice President and the Treasurer. She became Senior Vice President for the Bank in 1993 and its Treasurer in 1986. Mrs. Billings initially was employed by the Bank in 1979.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2000, the Company's officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in 2000, and (iv) all directors and executive officers of the Company and the Bank as a group.

                                                                                       Common Stock
                                                                                 Beneficially Owned as of
                       Name of Beneficial Owner                                     March 19, 2001(1)
--------------------------------------------------------------------    --------------------------------------
                                                                                     No.                  %
                                                                        ---------------------------    -------

First Federal Bancshares of Arkansas, Inc.                                        402,193(2)            11.1%
  Employee Stock Ownership Trust
200 West Stephenson
Harrison, Arkansas 72601

Dimensional Fund Advisors Inc.                                                    198,900(3)              5.5
1299 Ocean Avenue
Santa Monica, CA 90401

First Manhattan Co.                                                               333,400(3)              9.2
437 Madison Avenue
New York, New York  10002

Wellington Management Company, LLP                                                235,000(3)              6.5
75 State Street
Boston, Massachusetts  02109

Directors:
  Frank L. Coffman, Jr.                                                           172,598(4)              4.8
  Larry J. Brandt                                                                 125,697(5)              3.5
  John P. Hammerschmidt                                                            38,423(6)              1.1
  James D. Heuer                                                                   48,623(7)              1.3
  Kenneth C. Savells                                                                8,457(8)                *

Certain other executive officers:
  Carolyn M. Thomason                                                              84,522(9)               2.3
  Tommy W. Richardson                                                              64,453(10)              1.8
  Sherri R. Billings                                                               67,273(11)              1.9

All directors and executive officers of the Company and the                       610,046(2)(12)          16.8%
  Bank as a group (8 persons)

---------------

  * Represents less than 1% of the outstanding Common Stock.

                                                  (FOOTNOTES ON FOLLOWING PAGES)

---------------

(1) Based upon information provided by the respective beneficial owners and filings with the SEC made pursuant to the 1934 Act. For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or
         (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) The First Federal Bancshares of Arkansas, Inc. Employee Stock Ownership Trust ("Trust") was established pursuant to the First Federal Bancshares of Arkansas, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Bank and Messrs. Coffman and Brandt and Mrs. Thomason, directors and/or officers of the Company and the Bank, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 183,773 shares held in the Trust had been allocated to the accounts of participating employees. The Trustees must vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the terms of the ESOP, unallocated shares held in the ESOP will be voted by the ESOP Trustees in the same proportion for and against proposals to stockholders of the Company as participating employees actually vote shares of Common Stock which have been allocated to their accounts. The amount of Common Stock beneficially owned by directors who serve as trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3)      Based on filings made with the SEC as of December 31, 2000.

(4) Includes 1,500 shares held in trust as to which Mr. Coffman is a trustee, 9,037 shares held in Mr. Coffman's account in the ESOP, 8,246 shares held in the Company's Recognition and Retention Plan (the "Recognition and Retention Plan") granted to Mr. Coffman and not yet vested which may be voted by Mr. Coffman, and 41,230 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(5) Includes 29,999 shares held jointly with Mr. Brandt's spouse, 800 shares held jointly with Mr. Brandt's children, 9,037 shares held in Mr. Brandt's account in the ESOP, 8,246 shares held in the Recognition and Retention Plan granted to Mr. Brandt and not yet vested which may be voted by Mr. Brandt, and 41,230 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(6) Includes 13,248 shares held jointly with Mr. Hammerschmidt's spouse, 2,500 shares held by a company owned by Mr. Hammerschmidt, 2,060 shares held in the Recognition and Retention Plan granted to Mr. Hammerschmidt and not yet vested which may be voted by Mr. Hammerschmit, and 20,615 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(7) Includes 15,000 shares held jointly with Mr. Heuer's children, 2,060 shares held in the Recognition and Retention Plan granted to Mr. Heuer and not yet vested which may be voted by Mr. Heuer, and 20,615 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(8) Includes 1,280 shares held jointly with Mr. Savells' spouse and 4,989 shares held by Mr. Savells' spouse as custodian for their children.

(9) Includes 20,738 shares held jointly with Mrs. Thomason's spouse, 9,037 shares held in Mrs. Thomason's account in the ESOP, 570 shares held individually by Mrs. Thomason's spouse, 8,246 shares held in the Recognition and Retention Plan granted to Mrs. Thomason and not yet vested which may be voted by Mrs. Thomason and 41,230 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(10) Includes 10,368 shares held jointly with Mr. Richardson's spouse, 7,936 shares held in Mr. Richardson's account in the ESOP, 4,123 shares held in the Recognition and Retention Plan granted to Mr. Richardson and not yet vested which may be voted by Mr. Richardson and 41,230 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(11) Includes 11,993 shares held jointly with Mrs. Billings' spouse, 1,000 shares held individually by Mrs. Billings' spouse, 1,000 shares held jointly with Mrs. Billings' children, 7,927 shares held in Mrs. Billings' account in the ESOP, 4,123 shares held in the Recognition and Retention Plan granted to Mrs. Billings and not yet vested which may be voted by Mrs. Billings, and 41,230 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(12) Includes 42,974 shares allocated to the accounts of executive officers as a group in the ESOP, 247,380 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the Voting Record Date, and 37,104 unvested shares held in the Recognition and Retention Plan on behalf of all directors and executive officers as a group.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer of the Bank and the other executive officers of the Bank whose total compensation during the year exceeded $100,000.




====================================================================================================================================
                                                 Annual Compensation                        Long Term Compensation
                                    ---------------------------------------------------------------------------------
                                                                                          Awards            Payouts
                                                                                 -----------------------   ----------
        Name and                                                Other Annual       Stock       Number of    LTIP        All Other
    Principal Position       Year   Salary(1)       Bonus      Compensation(2)     Grants       Options    Payouts   Compensation(3)
------------------------------------------------------------------------------------------------------------------------------------
Frank L. Coffman, Jr.        2000      $296,540     $15,221        $ --              --            --         --         $34,067
   Chief Executive Officer   1999      $354,080     $15,221          --              --            --         --         $30,300
                             1998      $339,860     $14,074          --              --            --         --         $35,556
------------------------------------------------------------------------------------------------------------------------------------
Larry J. Brandt              2000      $258,780     $16,743        $ --              --            --         --         $34,067
   President and Chief       1999      $247,280     $16,743          --              --            --         --         $30,300
   Operating Officer         1998      $237,140     $15,485          --              --            --         --         $35,556
------------------------------------------------------------------------------------------------------------------------------------
Carolyn M. Thomason          2000      $216,100     $12,684        $ --              --            --         --         $34,067
   Executive Vice            1999      $206,930     $12,684          --              --            --         --         $30,300
   President                 1998      $199,460     $11,730          --              --            --         --         $35,556
------------------------------------------------------------------------------------------------------------------------------------
Tommy W. Richardson          2000      $108,600     $17,250        $ --              --            --         --         $33,054
   Executive Vice            1999      $ 90,600     $ 8,118          --              --            --         --         $28,928
   President and Chief       1998      $ 81,000     $ 6,088          --              --            --         --         $33,900
   Financial Officer
------------------------------------------------------------------------------------------------------------------------------------
Sherri R. Billings           2000      $108,000     $10,147        $ --              --            --         --         $33,045
   Senior Vice               1999      $ 90,000     $ 8,524          --              --            --         --         $28,916
   President and Treasurer   1998      $ 80,400     $ 6,088          --              --            --         --         $33,886
====================================================================================================================================

(1) Includes director's fees from the Company and the Bank with respect to Messrs. Coffman and Brandt. Also includes fees for Mrs. Thomason for acting as Secretary.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Company, the costs to the Company of providing such benefits to the named executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Consists of amounts allocated pursuant to the ESOP based on the market price per share on the allocation date of December 31, 2000, 1999 and 1998.

DIRECTORS' FEES

         Members of the Board of Directors of the Bank receive $1,200 per month. Directors receive the normal monthly payment regardless of attendance. Members of the Board serving on committees do not receive any additional compensation for serving on such committees. Members of the Board of Directors of the Company receive $300 per month.

EMPLOYMENT AGREEMENTS

         In connection with the Bank's May 1996 conversion, the Company and the Bank (the "Employers") entered into employment agreements with each of Messrs. Coffman and Brandt and Mrs. Thomason (the "Executives"). The Employers have agreed to employ the Executives for a term of three years, in each case in their current respective positions. The employment agreements are reviewed annually by the Boards of Directors of the Employers, and the term of the Executives' employment agreements are extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The officer has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the Executives' death. In the event that (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or the Employers change the officers' title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a change in control of the Company, as defined below, the employee will be entitled to a cash severance amount equal to 3.0 times the employee's average annual compensation, as defined in the Agreement, over the most recent five taxable years.

         A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

CHANGE IN CONTROL AGREEMENTS

         The Company and the Bank entered into change in control severance agreements with Tommy W. Richardson, the Company's and the Bank's Executive Vice President and Chief Financial Officer, and Sherri R. Billings, the Company's Senior Vice President and Treasurer. Each of the agreements was entered into on July 22, 1998.

         The agreements provide for a three-year term, and subject to satisfactory performance reviews, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Company and the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements provide for payments in the event that certain adverse actions are taken with respect to the executive's employment subsequent to a change in control in an amount equal to three times the respective executive's annual compensation, as defined.

BENEFITS

         RETIREMENT PLAN. The Bank has a defined benefit pension plan ("Retirement Plan") for all full time employees who have attained the age of 21 years and have completed one year of service with the Bank. In general, the Retirement Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to 1.5% of an employee's career average annual salary during benefit service ("Career Average Compensation") multiplied by his number of years of service. The Retirement Plan benefit percent of salary was reduced from 2% to 1.5% during the year 2000. Retirement benefits were based on an employee's average annual salary for the five consecutive years of highest salary during benefit service prior to February 2001. Under the Retirement Plan, an employee's benefits are fully vested after five years of service. A year of service is any year in which an employee works a minimum of 1,000 hours. Members who have reached age 65 are automatically 100% vested, regardless of completed years of employment. The Retirement Plan also provides for an early retirement option with reduced benefits. The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service. Death benefits are paid in a lump sum distribution. For the year ended December 31, 2000, there was no net pension cost due to the Retirement Plan being currently fully funded.

         The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service. The figures in the table assume that the Retirement Plan continues in its present form and that the participants elect a straight life annuity form of benefit with a twelve year certain death benefit.

    Career Average         15 Years of          20 Years of         25 Years of        30 Years of         35 Years of
     Compensation            Service              Service             Service            Service             Service
-------------------    -----------------    -----------------   -----------------    --------------    -----------------
        $ 80,000             $18,000              $24,000             $30,000           $36,000              $42,000
          90,000              20,250               27,000              33,750            40,500               47,250
         100,000              22,500               30,000              37,500            45,000               52,500
         110,000              24,750               33,000              41,250            49,500               57,750
         120,000              27,000               36,000              45,000            54,000               63,000
         140,000              31,500               42,000              52,500            63,000               73,500
         160,000              36,000               48,000              60,000            72,000               84,000
         180,000              40,500               54,000              67,500            81,000               94,500
         200,000              45,000               60,000              75,000            90,000              105,000
         220,000              49,500               66,000              82,500            99,000              115,500

         The maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $170,000 and the maximum annual benefit permitted under such plans currently is $122,727.

         At December 31, 2000, Messrs. Coffman, Brandt and Richardson and Mrs. Thomason and Mrs. Billings had 12, 27, 16, 37 and 19 years, respectively, of credited service under the Retirement Plan.

STOCK OPTIONS

         The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 2000 and stock options held at December 31, 2000.

                 AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

===========================================================================================================================
                                                                     Number of                          Value of
                             Shares                                 Unexercised                       Unexercised
                           Acquired on       Value              Options at Year End                    Options at
         Name               Exercise        Realized                                                  Year End(1)
                                                          -------------------------------    ------------------------------
                                                          Exercisable       Unexercisable    Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Frank L. Coffman, Jr.          --              --                 41,230       10,308              $0               $0
---------------------------------------------------------------------------------------------------------------------------
Larry J. Brandt                --              --                 41,230       10,308              $0               $0
---------------------------------------------------------------------------------------------------------------------------
Carolyn M. Thomason            --              --                 41,230       10,308              $0               $0
---------------------------------------------------------------------------------------------------------------------------
Tommy W. Richardson            --              --                 41,230       10,308              $0               $0
---------------------------------------------------------------------------------------------------------------------------
Sherri R. Billings             --              --                 41,230       10,308              $0               $0
===========================================================================================================================

(1) Based on a per share market price of $19.00 at December 31, 2000 and an exercise price of $19.25.


TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000, mortgage and consumer loans to directors and officers aggregated $4.9 million or 6.4% of the Company's stockholders' equity as of such date. All such loans were made by the Bank in accordance with the aforementioned policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors of the Bank determines the salaries and bonuses of the Bank's three most senior executive officers. The Committee also reviews and approves the salaries and bonuses for the Bank's other officers and employees as prepared and submitted to the Committee by the Bank's senior executive officers. During 2000, the members of the committee were Messrs. Hammerschmidt (Chairman), Heuer and Savells. No member of the Committee was a former or current full-time officer or employee of the Bank or the Company. The Compensation Committee met twice during 2000. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other Bank officers and employees for the year ended December 31, 2000 is set forth below:

REPORT OF THE COMPENSATION COMMITTEE

         The purpose of the Committee is to assist the Bank in attracting and retaining qualified management, motivating executives to achieve performance goals as outlined in the Bank's business plan and to ensure that executive compensation is related to and supports the Bank's overall objective of enhancing stockholder value.

         In order to establish base salary levels and to determine an annual cash bonus for the Bank's Chief Executive Officer and other senior executive officers, the Compensation Committee considered the financial performance of the Bank, including net income of the Bank and various financial ratios. The Committee also considered the responsibilities related to being a public company. Further, with respect to the Bank's other officers and employees, the Committee reviewed and approved the salary increases and bonuses as submitted by the Bank's senior executive officers.

         At the request of Coffman, Brandt and Thomason, their bonuses remained the same as for 1999. Additionally they requested no salary increase for 2001. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval. Messrs. Coffman and Brandt and Mrs. Thomason do not participate in the review of their compensation.

                                           John P. Hammerschmidt, Chairman
                                           James D. Heuer, Director
                                           Kenneth C. Savells, Director


REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee Recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                              John P. Hammerschmidt, Chairman
                                              James D. Heuer, Director
                                              Kenneth C. Savells, Director

         PERFORMANCE GRAPH

         The following graph demonstrates comparison of the cumulative total returns for the Common Stock of the Company, the SNL Securities $500 million to $1 Billion Thrift Asset Size Index, and the Nasdaq Stock Market Index since the close of trading of the Company's Common Stock on May 3, 1996.



                                    [GRAPH]


----------------------------------------------------------------------------------------------------------------------------
                                                                                  PERIOD ENDING
----------------------------------------------------------------------------------------------------------------------------
INDEX                                                05/03/96    12/31/96     12/31/97    12/31/98    12/31/99     12/31/00
----------------------------------------------------------------------------------------------------------------------------
First Federal Bancshares of Arkansas, Inc.             100.00      122.12       184.67      146.62      126.75       156.00
----------------------------------------------------------------------------------------------------------------------------
NASDAQ - Total US*                                     100.00      109.07       133.58      188.38      350.08       210.64
----------------------------------------------------------------------------------------------------------------------------
SNL $500M-$1B Thrift Index                             100.00      123.60       208.78      191.54      156.58       178.67
----------------------------------------------------------------------------------------------------------------------------

*SOURCE: CRSP, CENTER FOR RESEARCH IN SECURITY PRICES, GRADUATE SCHOOL OF BUSINESS, THE UNIVERSITY OF CHICAGO 2001. USED WITH PERMISSION. ALL RIGHTS RESERVED. CRSP.COM.

SNL SECURITIES LC                                                 (804) 977-1600
(C) 2001



         The above graph represents $100 invested in the Company's Common Stock at $13.00 per share, the closing price per share as of May 3, 1996. The Common Stock commenced trading on the Nasdaq Stock Market on May 3, 1996. The cumulative total returns do include the payment of dividends by the Company.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

GENERAL

         The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10Q for that fiscal year were $124,833.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         Deloitte rendered no professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $32,000.

         The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2002, must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention: Carolyn M. Thomason, Secretary, no later than December 1, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2000 REQUIRED TO BE FILED UNDER THE 1934 ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO TOMMY W. RICHARDSON, CHIEF FINANCIAL OFFICER, FIRST FEDERAL BANCSHARES OF ARKANSAS, INC., P.O. BOX 550, HARRISON, ARKANSAS 72602. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      Appendix A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                      OF FIRST FEDERAL BANK OF ARKANSAS, FA

         The Audit Committee of the Board of Directors of First Federal Bank of Arkansas, FA, ("Committee") will operate and conduct its affairs based upon the following guidelines:

COMPOSITION

         The Committee will at all times consist of at least three members of the Board of Directors of First Federal Bank of Arkansas, FA. These members will not be actively involved in the day to day management of the institution nor will they be employees of the institution or the Holding Company. Family relationships with employees of the institution, lending relationships with the institution and percentage ownership of the Holding Company should also be considered to ensure the Committee can function in an independent manner. These standards shall also be in conformity with standards set by the SEC and other regulatory bodies.

         The Committee will elect one of its members as Chairperson of the Committee. This Director will preside over the meetings of the Committee and serve as the primary contact person for the Internal Auditor and Independent Auditors.

GENERAL RESPONSIBILITIES

         The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

1. reviewing the financial information which will be provided to the shareholders and others as well as the financial and reporting process in general
2. reviewing the systems of internal controls to ensure an adequate internal control structure is in place and functioning properly within the various operating systems of the institution
3.       managing both the internal and external audit process
4. providing an open avenue of communication among the Independent Auditors, Financial and Executive Management, the Internal Auditor and the Board of Directors
5. confirm and assure the independence of the Internal Auditor and the Independent Auditors, including a review of management consulting services provided by the Independent Auditor and fees related to the rendering of those services.

SPECIFIC RESPONSIBILITIES

1. It will be the responsibility of this Committee to provide recommendations to the Board of Directors and to the shareholders of the Holding Company for the engagement of a qualified, independent, external auditing firm to examine the accounting and operating records of the institution for the purpose of expressing an opinion on the annual financial statements of the institution (consolidated with the Holding Company). The Committee will confer with the Independent Auditors on at least a quarterly basis and will make a report to the full Board of Directors of any significant findings reported to the Committee.
2. It will be the responsibility of this Committee to oversee and administer the internal audit function of the institution. In order to maintain the independence of the internal audit function, the Committee will have sole discretion over the employment matters of the members of the Internal Audit Department and will manage the Internal Audit Plan of the institution. The Committee will meet with the Internal Auditor on a regular basis and will make a report to the full Board of Directors of any significant findings reported to the Committee.
3. The Committee may also meet with Executive Management, the Chief Financial Officer, Treasurer, Compliance Officers, Independent Auditors and Internal Auditor on an as needed basis.



                                       A-1